         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 12, 1996
                                                     REGISTRATION NO. 333-
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                              --------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        under
                              the Securities Act of 1933
                              --------------------------

                          FUSION MEDICAL TECHNOLOGIES, INC.
                  (Exact name of issuer as specified in its charter)
                              --------------------------

       Delaware                                             94-3177221
- -----------------------                     -----------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                                 1615 Plymouth Street
                               Mountain View, Ca  94043
                       (Address of principal executive offices)
                              --------------------------

                                1993 STOCK OPTION PLAN
                          1996 EMPLOYEE STOCK PURCHASE PLAN
                              1996 DIRECTOR OPTION PLAN
                               (Full title of the plan)
                              --------------------------

                                   Philip M. Sawyer
                        President and Chief Executive Officer
                          FUSION MEDICAL TECHNOLOGIES, INC.
                                 1615 Plymouth Street
                           Mountain View, California 94043
                                    (415) 903-4000
(Name, address, and telephone number, including area code, of agent for service)
                              --------------------------

                                       Copy to:
                                 Susan J. Skaer, Esq.
                           Wilson Sonsini Goodrich & Rosati
                               Professional Corporation
                                  650 Page Mill Road
                               Palo Alto, CA 94304-1050
                                    (415) 493-9300

- --------------------------------------------------------------------------------

                           CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------

                                                             Proposed        Proposed
        Title of                          Maximum            Maximum         Maximum
       Securities                          Amount            Offering       Aggregate          Amount of
         to be                             to be             Price Per       Offering        Registration
       Registered                        Registered            Share          Price              Fee
- --------------------------------------------------------------------------------------------------------
Common Stock,
  $.001 par value...................   620,877 shares(1)      $0.84(2)    $  521,536.68 (3)   $179.84
Common Stock,
 $.001 par value....................   289,740 shares(4)      $7.00(5)    $2,028,180.00       $699.37
Common Stock,
  $.001 par value...................   280,000 shares(6)      $5.95(7)    $1,666,000.00       $574.48
                                     ----------------                     -------------     ---------
    TOTAL                            1,190,617 shares                     $4,215,716.68     $1,453.69
- --------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three sub-totals. This sub-total represents 620,877 shares issuable upon exercise of outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1993 Stock Option Plan.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purposes of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to the nearest cent) at which the options whose exercise will result in the issuance of the shares being registered may be exercised.

(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.

(4) This subtotal represents the sum of shares issuable upon exercise of options that have been reserved for issuance but have not been granted under the 1993 Stock Option Plan and 1996 Director Option Plan as of the date of this Registration Statement. Of the total of 289,740 shares that will be issuable upon the exercise of such options to be granted in the future, 169,740 shares will be issuable upon exercise of options to be granted in the future under the 1993 Stock Option Plan and 120,000 shares will be issuable upon exercise of options to be granted in the future under the 1996 Director Option Plan.

(5) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Common Stock as reported on The Nasdaq National Market on August 8, 1996 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(6) This subtotal represents the shares issuable upon exercise of options to be granted under the 1996 Employee Stock Purchase Plan.

(7) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported in The Nasdaq National Market on August 8, 1996. Pursuant to the 1996 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such Plan), whichever is lower.

                          FUSION MEDICAL TECHNOLOGIES, INC.
                          REGISTRATION STATEMENT ON FORM S-8

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCES



    There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Fusion Medical Technologies, Inc. (the "Company") with the Securities and Exchange Commission:

    ITEM 3(a)

         The Company's Registration Statement on Form SB-2 (file no. 333-3970-
LA) under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective on June 6, 1996.

    ITEM 3(b)

         Not Applicable.

    ITEM 3(c)

         The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed April 24, 1996 as amended by Amendment No. 1 on June 5, 1996, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and declared effective on June 6, 1996.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    As of the date hereof, certain members of Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially own 15,932 shares of the Registrant's Common Stock. J. Casey McGlynn, a member of such firm, is Secretary of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company's Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that, if so provided in the corporation's certificate of incorporation, directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Company's Bylaws provide that the Company shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. In addition, the Bylaws of the Company provide that the Company is required to indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

    The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, provide for indemnification of the Company's directors and executive officers for certain expenses (including attorney's fees), judgements, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.


ITEM 8.  EXHIBITS.

         Exhibit
         Number                        Description
         --------  ---------------------------------------------------------

         4.1*      Restated Certificate of Incorporation of Registrant
         4.2*      Certificate of Amendment of Restated Certificate of
                   Incorporation of Registrant
         4.3*      Bylaws of Registrant
         4.4*      1993 Stock Option Plan and Form of Stock Option Agreement
                   thereunder.
         4.5*      1996 Director Option Plan

         Exhibit
         Number                        Description
         --------  ---------------------------------------------------------

         4.6*      1996 Employee Stock Purchase Plan
                   Opinion of counsel as to legality of securities being registered.
         5.1
        23.1       Consent of Coopers & Lybrand L.L.P., Independent Accountants.
        23.2       Consent of counsel (contained in Exhibit 5.1).
        24.1       Power of Attorney. (SEE PAGE II-4 AND II-5)
- --------------

* Incorporated by reference to exhibits Nos. 3.3, 3.2, 3.4, 10.2, 10.3 and 10.4, respectively, filed with the Company's Registration Statement on Form SB-2 (file no. 333-3970-LA), which was declared effective on June 6, 1996.

ITEM 9.  UNDERTAKINGS.

    A.   The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant, Fusion Medical Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 9th day of August, 1996.

                                  FUSION MEDICAL TECHNOLOGIES, INC.

                                  By:       /s/  PHILIP M. SAWYER
                                       ----------------------------------------
                                       Philip M. Sawyer,  President and
                                       Chief Executive Officer (Principal
                                       Executive Officer)


                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip M. Sawyer and Richard C. Spalding, jointly and severally, his attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                       Title                                Date
- --------------------------------------      --------------------------------------------      ----------------
    /s/  PHILIP M. SAWYER
- --------------------------------------      President, Chief Executive Officer and
(Philip M. Sawyer)                          Director (Principal Executive Officer)            August 9, 1996

    /s/  RICHARD C. SPALDING                Chief Financial Officer and Vice President
- --------------------------------------      Finance and Corporate Development
(Richard C. Spalding)                       (Principal Financial and Accounting Officer)      August 9, 1996

                                            Chairman of the Board of Directors
- -----------------------------------------
(Gordon W. Russell)                                                                           August __, 1996

     /s/  OLAV BERGHEIM                     Director
- -----------------------------------------
(Olav B. Bergheim)                                                                            August 9, 1996

                                     II-4


   /s/  VAUGHN BRYSON                       Director
- -----------------------------------------
(Vaughn D. Bryson)                                                                            August 9, 1996

              Signature                                       Title                                Date
- --------------------------------------      --------------------------------------------      ----------------

   /s/  DOUGLAS KELLY, M.D.                 Director
- --------------------------------------
(Douglas E. Kelly, M.D.)                                                                      August 9, 1996

   /s/  LAWRENCE G. MOHR                    Director
- --------------------------------------
(Lawrence G. Mohr, Jr)                                                                        August 9, 1996

   /s/  RICHARD S. SCHNEIDER                Director
- --------------------------------------
(Richard S. Schneider, Ph. D.)                                                                August 9, 1996





                                         II-5